Exhibit 31.3

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Rowe, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K of Eyenovia, Inc. for the year ended December 31, 2023; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024

/s/ Michael Rowe
Name: Michael Rowe
Title Chief Executive Officer
(Principal Executive Officer)